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                                                                    Exhibit 23.4

                Consent of Charles R. Wilson & Associates, Inc.


     We hereby consent to the references to our firm under "The Merger -- Real Estate Portfolio Appraisal by Wilson" in the Information Statement and Prospectus which is a part of this Registration Statement and to the other references to our firm therein.


                                  /s/ CHARLES R. WILSON & ASSOCIATES, INC.

March 26, 1999
Pasadena, California